Exhibit 99

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results
•Q4 Sales increase 16 percent to $10.0 billion
•2022 Sales of $36.6 billion; 2022 Organic Sales1 increase 3 percent
•Q4 Diluted EPS of $13.46 including per share MTM benefit of $5.96; Q4 Transaction-Adjusted EPS1 increase 25 percent to $7.50
•2022 Diluted EPS of $31.47; 2022 Transaction-Adjusted EPS1 of $25.54
•2022 Net cash provided by operating activities of $2.9 billion; 2022 Transaction-Adjusted Free Cash Flow1 of $1.6 billion
•2022 Book to Bill of 1.07
•Guidance reflects improved expectations for 2023 Sales of $38.0 to $38.4 Billion, and strong multi-year Cash Flow Outlook with over 20 percent CAGR through 2025

FALLS CHURCH, Va. – January 26, 2023 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2022 sales increased 16 percent to $10.0 billion, as compared with $8.6 billion in the fourth quarter of 2021. Sales increased 3 percent to $36.6 billion in 2022, as compared with $35.7 billion in 2021. Fourth quarter 2022 sales reflect strong demand, the timing of material receipts and continued improvement in labor availability trends.
Fourth quarter 2022 net earnings were $2.1 billion, including a $922 million after-tax mark-to-market pension and OPB (“MTM”) benefit. Fourth quarter 2022 transaction-adjusted net earnings1 were $1.2 billion, or $7.50 per diluted share. 2022 net earnings were $4.9 billion, or $31.47 per diluted share, and include the noted MTM benefit. 2022 transaction-adjusted net earnings1 were $4.0 billion, or $25.54 per diluted share, and reflect an $85 million, or $0.55 per diluted share, reduction for negative returns on marketable securities related to our non-qualified benefit plans and other non-operating assets.
“The Northrop Grumman team continues to deliver strong financial and operating performance, further positioning our company for near and long-term growth. We’re providing

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com differentiated solutions for our customers’ highest priority missions, driving a strong global demand signal for our products and maintaining a healthy backlog,” said Kathy Warden, chair, chief executive officer and president. “Given our proven ability to competitively win, hire and perform, we’re raising our sales outlook for 2023 and expect to deliver strong multi-year cash flow growth. We are focused on executing our strategy, investing in the capabilities and capacity our customers need, and returning a significant portion of our growing cash flows to our shareholders.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	3
Transaction-adjusted Net Earnings and EPS
2022 net earnings reflect a MTM benefit of $922 million, net of tax. 2021 net earnings reflect a MTM benefit of $1.8 billion, net of tax, and a gain on the sale of the company's IT services business. Excluding the gain on sale of the business, associated federal and state income tax expenses, transaction costs and the make-whole premium for early debt redemption, as well as the impact of the MTM benefit and related tax impacts, 2022 transaction-adjusted net earnings1 decreased 4 percent and transaction-adjusted EPS1 was comparable with the prior year. Net earnings during 2022 and the fourth quarter of 2021 were not impacted by the sale of the company's IT services business and do not include any transaction-related adjustments. Transaction-adjusted net earnings1 and transaction-adjusted EPS1 are measures the company uses to compare performance to prior periods and for EPS guidance.
Lower total pension benefits, including MTM and non-MTM impacts, reduced fourth quarter 2022 diluted EPS by $5.48 and 2022 diluted EPS by $6.19 as compared with the prior year periods. See Schedule 6 at the end of this release for further information.
The table below reconciles net earnings and diluted EPS to transaction-adjusted net earnings1 and transaction-adjusted EPS1:

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2022	2021	2022	2021
Net earnings	$2,080	$2,710	$4,896	$7,005
MTM (benefit)	(1,232)	(2,355)	(1,232)	(2,355)
MTM-related deferred state tax expense[2]	65	124	65	124
Federal tax expense of items above[3]	245	469	245	469
MTM adjustment, net of tax	(922)	(1,762)	(922)	(1,762)
MTM-adjusted net earnings[1]	1,158	948	3,974	5,243
Gain on sale of business	—	—	—	(1,980)
State tax impact[4]	—	—	—	160
Transaction costs	—	—	—	32
Make-whole premium	—	—	—	54
Federal tax impact of items above[5]	—	—	—	614
Transaction adjustment, net of tax	$—	$—	$—	$(1,120)
Transaction-adjusted net earnings[1]	$1,158	$948	$3,974	$4,123

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The deferred state tax impact in each period was calculated using the company’s blended state tax rate of 5.25 percent.
3	The federal tax impact in each period was calculated by subtracting the deferred state tax impact from MTM benefit and applying the 21 percent federal statutory rate.
4	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
5
The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	4

	Three Months Ended December 31		Year Ended December 31
Per share amounts	2022	2021	2022	2021
Diluted EPS	$13.46	$17.14	$31.47	$43.54
MTM (benefit) per share	(7.97)	(14.90)	(7.92)	(14.64)
MTM-related deferred state tax expense per share[2]	0.42	0.78	0.42	0.77
Federal tax expense of items above per share[3]	1.59	2.98	1.57	2.92
MTM adjustment per share, net of tax	(5.96)	(11.14)	(5.93)	(10.95)
MTM-adjusted EPS[1]	7.50	6.00	25.54	32.59
Gain on sale of business per share	—	—	—	(12.31)
State tax impact per share[4]	—	—	—	0.99
Transaction costs per share	—	—	—	0.20
Make-whole premium per share	—	—	—	0.34
Federal tax impact of line items above per share[5]	—	—	—	3.82
Transaction adjustment per share, net of tax	$—	$—	$—	$(6.96)
Transaction-adjusted EPS[1]	$7.50	$6.00	$25.54	$25.63

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The deferred state tax impact in each period was calculated using the company’s blended state tax rate of 5.25 percent.
3	The federal tax impact in each period was calculated by subtracting the deferred state tax impact from MTM benefit and applying the 21 percent federal statutory rate.
4	The state tax impact includes $62 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.
5
The federal tax impact was calculated by applying the 21 percent federal statutory rate to the adjustment items and also includes $250 million of incremental tax expense related to $1.2 billion of nondeductible goodwill in the divested business.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	5

Consolidated Operating Results and Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions, except per share amounts	2022	2021	Change	2022	2021	Change
Sales
Aeronautics Systems	$2,757	$2,631	5%	$10,531	$11,259	(6%)
Defense Systems	1,657	1,378	20%	5,579	5,776	(3%)
Mission Systems	2,927	2,521	16%	10,396	10,134	3%
Space Systems	3,278	2,658	23%	12,275	10,608	16%
Intersegment eliminations	(586)	(549)		(2,179)	(2,110)
Total sales	10,033	8,639	16%	36,602	35,667	3%
Operating income
Aeronautics Systems	289	220	31%	1,116	1,093	2%
Defense Systems	183	167	10%	664	696	(5%)
Mission Systems	452	402	12%	1,618	1,579	2%
Space Systems	297	256	16%	1,158	1,121	3%
Intersegment eliminations	(85)	(75)		(303)	(272)
Segment operating income[1]	1,136	970	17%	4,253	4,217	1%
Segment operating margin rate[1]	11.3%	11.2%	10 bps	11.6%	11.8%	(20) bps
FAS/CAS operating adjustment	(48)	32	(250%)	(200)	130	(254%)
Unallocated corporate (expense) income:
Gain on sale of business	—	—	—%	—	1,980	NM
IT services divestiture – unallowable state taxes and transaction costs	—	—	—%	—	(192)	NM
Intangible asset amortization and PP&E step-up depreciation	(61)	(63)	(3%)	(242)	(254)	(5%)
MTM-related deferred state tax expense	(65)	(124)	(48%)	(65)	(124)	(48%)
Other unallocated corporate expense	(56)	(73)	(23%)	(145)	(106)	37%
Unallocated corporate (expense) income	(182)	(260)	(30%)	(452)	1,304	NM
Total operating income	$906	$742	22%	$3,601	$5,651	(36%)
Operating margin rate	9.0%	8.6%	40 bps	9.8%	15.8%	(600) bps
Interest expense	(120)	(133)	(10%)	(506)	(556)	(9%)
Non-operating FAS pension benefit	376	368	2%	1,505	1,469	2%
Mark-to-market pension and OPB benefit	1,232	2,355	(48%)	1,232	2,355	(48%)
Other, net	58	13	346%	4	19	(79%)
Earnings before income taxes	2,452	3,345	(27%)	5,836	8,938	(35%)
Federal and foreign income tax expense	372	635	(41%)	940	1,933	(51%)
Effective income tax rate	15.2%	19.0%	(380) bps	16.1%	21.6%	(550) bps
Net earnings	$2,080	$2,710	(23%)	$4,896	$7,005	(30%)
Diluted earnings per share	13.46	17.14	(21%)	31.47	43.54	(28%)
Weighted-average diluted shares outstanding, in millions	154.5	158.1	(2%)	155.6	160.9	(3%)

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	6

	Three Months Ended December 31			Year Ended December 31
$ in millions	2022	2021	Change	2022	2021	Change
Net cash provided by operating activities	$2,251	$1,442	56%	$2,901	$3,567	(19%)
Capital expenditures	(632)	(733)	(14%)	(1,435)	(1,415)	1%
Proceeds from sale of equipment to a customer	55	—	NM	155	84	85%
Adjusted free cash flow[1]	$1,674	$709	136%	$1,621	$2,236	(28%)
IT services divestiture transaction costs	—	—	NM	—	39	NM
IT services divestiture federal and state taxes	—	197	NM	—	785	NM
Transaction-adjusted free cash flow[1]	$1,674	$906	85%	$1,621	$3,060	(47%)
Sales
Fourth quarter 2022 sales increased $1.4 billion, or 16 percent, due to higher sales volume at all four sectors. Fourth quarter 2022 sales reflect strong demand, the timing of material receipts and continued improvement in labor availability trends.
2022 sales increased $935 million and 2022 organic sales increased $1.1 billion, or 3 percent, due to higher sales at Space Systems and Mission Systems, partially offset by lower sales at Aeronautics Systems and Defense Systems. 2022 sales reflect strong demand, the timing of material receipts and improving trends in labor availability during the second half of the year.
Operating Income and Margin Rate
Fourth quarter 2022 operating income increased $164 million, or 22 percent, primarily due higher sales and a higher operating margin rate. Fourth quarter 2022 operating margin rate increased to 9.0 percent primarily due to lower unallocated corporate expense, driven by a lower MTM-related deferred state tax expense, and a higher segment operating margin rate, partially offset by an $80 million reduction in the FAS/CAS operating adjustment.
2022 operating income decreased $2.1 billion, or 36 percent, primarily due to a $2.0 billion pre-tax gain on sale and $192 million of unallocated corporate expenses recognized in the prior year associated with the IT services divestiture. Operating income also decreased due to a $330 million reduction in the FAS/CAS operating adjustment, which more than offset higher segment operating income and lower non-divestiture-related unallocated corporate expense. 2022 operating margin rate declined to 9.8 percent from 15.8 percent reflecting the items above.
Segment Operating Income and Margin Rate
Fourth quarter 2022 segment operating income increased $166 million, or 17 percent primarily due to higher sales. Fourth quarter 2022 segment operating margin rate increased to 11.3 percent from 11.2 percent due to a higher operating margin rate at Aeronautics Systems, which more than offset lower operating margin rates at the other sectors.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	7

2022 segment operating income increased $36 million, or 1 percent, due to higher operating income at Mission Systems, Space Systems and Aeronautics Systems, partially offset by lower operating income at Defense Systems due, in part, to the impact of the IT services divestiture. 2021 segment operating income included $20 million from the IT services business, as well as a benefit of approximately $100 million due to the impact of lower overhead rates on the company’s fixed price contracts. Segment operating margin rate decreased to 11.6 percent from 11.8 percent principally due to lower net EAC adjustments due, in part, to macroeconomic impacts, including inflationary pressures and supply chain challenges.
Federal and Foreign Income Taxes
The fourth quarter 2022 effective tax rate (ETR) decreased to 15.2 percent from 19.0 percent principally due to an $86 million benefit resulting from the resolution of the IRS examination of certain legacy Orbital ATK tax returns.
The 2022 ETR decreased to 16.1 percent from 21.6 percent primarily due to the $86 million benefit described above, as well as additional federal income taxes in the prior year resulting from the IT services divestiture. The company’s 2022 MTM benefit increased the 2022 ETR by 1.2 percentage points; however, the 2021 MTM benefit did not significantly impact the 2021 ETR.
Cash Flows
Fourth quarter 2022 net cash provided by operating activities increased $809 million and fourth quarter 2022 transaction-adjusted free cash flow1 increased $768 million principally due to improved trade working capital.
2022 cash provided by operating activities decreased $666 million principally due to lower CAS pension recoveries and changes in trade working capital, including approximately $900 million of federal tax payments related to Section 174 tax legislation. The prior year included $785 million of tax payments related to the IT services divestiture. 2022 transaction-adjusted free cash flow1 decreased $1.4 billion principally due to lower CAS pension recoveries and changes in trade working capital, including the approximately $900 million of federal tax payments related to Section 174.
Awards and Backlog
Fourth quarter and year to date 2022 net awards totaled $9.1 billion and $39.3 billion, respectively, and backlog totaled $78.7 billion. Significant fourth quarter 2022 new awards include $3.2 billion for restricted programs (primarily at Aeronautics Systems, Space Systems and Mission Systems), $0.7 billion for F-35 and $0.4 billion for Integrated Air and Missile Defense Battle Command System (IBCS). Significant 2022 new awards include $10.6 billion for restricted programs (principally at Aeronautics Systems, Mission Systems and Space Systems), $5.3 billion for F-35, $2.1 billion for GEM63 solid rocket boosters, largely related to Amazon's Project Kuiper, $1.5 billion for the Space Development Agency (SDA) Tranche 1 Transport and Tracking Layer programs, $1.3 billion for Commercial Resupply Services (CRS) missions and $1.3 billion for Ground-based Midcourse Defense (GMD).

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	8

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$2,757	$2,631	5%	$10,531	$11,259	(6)%
Operating income	289	220	31%	1,116	1,093	2%
Operating margin rate	10.5%	8.4%		10.6%	9.7%
Sales
Fourth quarter 2022 sales increased $126 million, or 5 percent, due to higher volume in Manned Aircraft, partially offset by lower volume in Autonomous Systems. Manned Aircraft sales reflect $101 million of higher F-35 sales and higher volume on restricted programs, including the impact of higher net EAC adjustments. These increases were partially offset by lower volume on the Joint Surveillance and Target Attack Radar System (JSTARS) program as it nears completion. Autonomous Systems sales principally reflect lower volume on the Global Hawk program.
2022 sales decreased $728 million, or 6 percent, due to lower volume in both Manned Aircraft and Autonomous Systems, including restricted programs, a $180 million decrease on the Global Hawk program, a $159 million decrease on the E-2 program and a $119 million decrease on the JSTARS program as it nears completion.
Operating Income
Fourth quarter 2022 operating income increased $69 million, or 31 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 10.5 percent from 8.4 percent primarily due to higher net EAC adjustments, including a $66 million positive adjustment on the engineering, manufacturing and development (EMD) phase of the B-21 program largely related to an increase in the amount of performance incentives we expect to earn. The prior year operating margin rate reflects a $93 million unfavorable EAC adjustment on F-35 and a $21 million benefit associated with favorable overhead rate performance.
2022 operating income increased $23 million, or 2 percent, due to a higher operating margin rate, partially offset by lower sales. 2022 operating margin rate increased to 10.6 percent from 9.7 percent primarily due to higher net favorable EAC adjustments and a $38 million gain on a property sale. Higher net favorable EAC adjustments reflect $133 million of positive adjustments on the EMD phase of the B-21 program, partially offset by lower net EAC adjustments associated with other restricted work, as well as $135 million of unfavorable EAC adjustments on F-35 in the prior year. The prior year operating margin rate also reflects a $21 million benefit associated with favorable overhead rate performance.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	9

DEFENSE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$1,657	$1,378	20%	$5,579	$5,776	(3)%
Operating income	183	167	10%	664	696	(5)%
Operating margin rate	11.0%	12.1%		11.9%	12.0%
Sales
Fourth quarter 2022 sales increased $279 million, or 20 percent, primarily due to the timing of material receipts on several programs. Sales increased $115 million on the IBCS program principally due to supplier ramp-up for low-rate initial production. Sales also increased due to higher volume on the Special Ammunition and Weapon Systems (SAWS) program.
2022 sales decreased $197 million, or 3 percent, due, in part, to a $106 million reduction in sales related to the IT services divestiture. 2022 organic sales decreased $91 million, or 2 percent, principally due to a $154 million decrease from lower scope on an international training program, completion of a Joint Services support program and wind-down of the UKAWACS and JSTARS programs, partially offset by a $144 million increase from ramp-up on the IBCS program, as well as higher volume on the SAWS and NATO Alliance Ground Surveillance In-Service Support (NATO AGS ISS) programs.
Operating Income
Fourth quarter 2022 operating income increased $16 million, or 10 percent, primarily due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 11.0 percent from 12.1 percent primarily due to the write-down of an unconsolidated joint venture investment and lower net favorable EAC adjustments.
2022 operating income decreased $32 million, or 5 percent, due, in part, to a $14 million reduction in operating income related to the IT services divestiture, as well as lower sales. Operating margin rate was comparable with the prior year.

MISSION SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$2,927	$2,521	16%	$10,396	$10,134	3%
Operating income	452	402	12%	1,618	1,579	2%
Operating margin rate	15.4%	15.9%		15.6%	15.6%
Sales
Fourth quarter 2022 sales increased $406 million, or 16 percent, primarily due to the timing of material receipts and improved labor availability. Higher sales include restricted sales growth in the Networked Information Solutions business area, $115 million of higher volume on airborne radar programs, and higher volume on the Surface Electronic Warfare Improvement Program (SEWIP).
2022 sales increased $262 million, or 3 percent, and includes a $42 million reduction in sales related to the IT services divestiture. 2022 organic sales increased $304 million, or 3 percent, primarily due to higher restricted sales in the Networked Information Solutions business area, $107 million of higher volume on airborne radar programs and a $107 million increase on SEWIP. These increases were partially offset by a $231 million decrease on Navigation, Targeting and Survivability programs and a $118 million decrease on the Joint Counter Radio-Controlled Improvised Explosive Device Electronic Warfare (JCREW) program.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	10

Operating Income
Fourth quarter 2022 operating income increased $50 million, or 12 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 15.4 percent from 15.9 percent principally due to lower net EAC adjustments, largely in the Maritime/Land Systems & Sensors and Airborne Multifunction Sensors business areas, partially offset by improved performance on restricted programs at Networked Information Solutions.
2022 operating income increased $39 million, or 2 percent, due to higher sales. Operating margin rate was comparable with the prior year and reflects a $33 million benefit recognized in connection with a contract-related legal matter, partially offset by the previously described overhead rate benefit to fixed price contracts in the prior year.

SPACE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2022	2021	Change	2022	2021	Change
Sales	$3,278	$2,658	23%	$12,275	$10,608	16%
Operating income	297	256	16%	1,158	1,121	3%
Operating margin rate	9.1%	9.6%		9.4%	10.6%
Sales
Fourth quarter 2022 sales increased $620 million, or 23 percent, due to higher sales in both business areas. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $128 million increase on the Ground Based Strategic Deterrent (GBSD) program and a $93 million increase on the Next Generation Interceptor (NGI) program, as well as higher volume on the GEM63 program in support of Amazon’s Project Kuiper. Sales in the Space business area were driven by a $112 million increase due to ramp-up on the SDA Tranche 1 Transport and Tracking Layer programs awarded earlier this year, as well as higher volume on restricted programs and CRS missions.
2022 sales and organic sales increased $1.7 billion, or 16 percent, due to higher sales in both business areas. Launch & Strategic Missiles sales increased primarily due to ramp-up on development programs, including a $454 million increase on GBSD and a $449 million increase on NGI, as well as higher volume on the GEM63 program in support of Amazon’s Project Kuiper. Sales in the Space business area were driven by a $320 million increase due to ramp-up on the SDA Tranche 1 Transport and Tracking Layer programs, higher volume on restricted programs and a $134 million increase in sales on CRS, partially offset by a $149 million decrease in sales for the James Webb Space Telescope after its successful launch in December 2021.
Operating Income
Fourth quarter 2022 operating income increased $41 million, or 16 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 9.1 percent from 9.6 percent primarily due to lower net EAC adjustments and a $45 million write-down of commercial inventory, partially offset by a $96 million gain recognized in connection with a land exchange transaction.
2022 operating income increased $37 million, or 3 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 9.4 percent from 10.6 percent primarily due to lower net EAC adjustments and the noted write-down of commercial inventory, partially offset by the land exchange gain described above.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	11

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2023 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2023 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, health, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; the COVID-19 pandemic; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; a potential extended continuing resolution and/or prolonged breach of the debt ceiling or government shutdown; changes in the regulatory environment; and changes in support for our programs. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-K.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	12

2023 Guidance
($ in millions, except per share amounts)	As of 1/26/2023
Sales	38,000 — 38,400

Segment operating income[1]	4,300 — 4,400
Total net FAS/CAS pension adjustment[2]	~450
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~120
Other items	~150
Operating income	3,950 — 4,050
Interest expense	~550
Effective tax rate %	High 16%
Weighted average diluted shares outstanding	~153

MTM-adjusted EPS[1,3]	21.85 — 22.45
Capital expenditures	1,650 — 1,700
Adjusted Free cash flow[1]	1,850 — 2,150

2023 Sector Guidance
As of 1/26/2023
	Sales ($B)	OM Rate %
Aeronautics Systems	Mid $10	~10%
Defense Systems	Mid $5	~12%
Mission Systems	High $10	Low 15%
Space Systems	Mid $13	Mid 9%
Eliminations	Low ($2)	Mid 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $160 million of expected CAS pension expense and $240 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $530 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $450 million.
3
Financial guidance does not include future gains or losses associated with changes in valuations of the company's marketable securities related to our non-qualified benefit plans and other non-operating assets.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	13

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on January 26, 2023. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our 95,000 employees define possible every day.

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Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2022, and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global macroeconomic, health, security and political environments, including inflationary pressures, labor and supply chain challenges and the COVID-19 pandemic, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to hostilities and other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	14

judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•continued pressures from macroeconomic trends, including inflation, supply chain delays and disruptions, and labor challenges, including on costs, schedules, performance and ability to meet expectations
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•environmental matters, including unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•impacts related to health epidemics, pandemics, including the COVID-19 pandemic, such as labor, supply chain or financial, schedule or cost impacts (without corresponding recovery), among other impacts
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•environmental, social and governance matters, including especially climate change, their impacts on our company, our operations and our stakeholders (employees, suppliers, customers, shareholders and regulators), and changes in laws, regulations and priorities related to these issues
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	15

•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies, progress digital transformation, and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	16

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2022	2021	2020
Sales
Product	$28,522	$27,868	$27,015
Service	8,080	7,799	9,784
Total sales	36,602	35,667	36,799
Operating costs and expenses
Product	22,761	22,309	21,559
Service	6,367	6,090	7,762
General and administrative expenses	3,873	3,597	3,413
Total operating costs and expenses	33,001	31,996	32,734
Gain on sale of business	—	1,980	—
Operating income	3,601	5,651	4,065
Other (expense) income
Interest expense	(506)	(556)	(593)
Non-operating FAS pension benefit	1,505	1,469	1,198
Mark-to-market pension and OPB benefit (expense)	1,232	2,355	(1,034)
Other, net	4	19	92
Earnings before income taxes	5,836	8,938	3,728
Federal and foreign income tax expense	940	1,933	539
Net earnings	$4,896	$7,005	$3,189

Basic earnings per share	$31.61	$43.70	$19.08
Weighted-average common shares outstanding, in millions	154.9	160.3	167.1
Diluted earnings per share	$31.47	$43.54	$19.03
Weighted-average diluted shares outstanding, in millions	155.6	160.9	167.6

Net earnings (from above)	$4,896	$7,005	$3,189
Other comprehensive loss, net of tax
Change in unamortized prior service credit	(1)	(8)	(41)
Change in cumulative translation adjustment and other, net	(9)	(7)	10
Other comprehensive loss, net of tax	(10)	(15)	(31)
Comprehensive income	$4,886	$6,990	$3,158

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	17

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$2,577	$3,530
Accounts receivable, net	1,511	1,467
Unbilled receivables, net	5,983	5,492
Inventoried costs, net	978	811
Prepaid expenses and other current assets	1,439	1,126
Total current assets	12,488	12,426
Property, plant and equipment, net of accumulated depreciation of $7,258 for 2022 and $6,819 for 2021	8,800	7,894
Operating lease right-of-use assets	1,811	1,655
Goodwill	17,516	17,515
Intangible assets, net	384	578
Deferred tax assets	162	200
Other non-current assets	2,594	2,311
Total assets	$43,755	$42,579

Liabilities
Trade accounts payable	$2,587	$2,197
Accrued employee compensation	2,057	1,993
Advance payments and billings in excess of costs incurred	3,609	3,026
Other current liabilities	3,334	2,314
Total current liabilities	11,587	9,530
Long-term debt, net of current portion of $1,072 for 2022 and $6 for 2021	11,805	12,777
Pension and other postretirement benefit plan liabilities	1,188	3,269
Operating lease liabilities	1,824	1,590
Deferred tax liabilities	132	490
Other non-current liabilities	1,907	1,997
Total liabilities	28,443	29,653

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2022—153,157,924 and 2021—156,284,423	153	156
Paid-in capital	—	—
Retained earnings	15,312	12,913
Accumulated other comprehensive loss	(153)	(143)
Total shareholders’ equity	15,312	12,926
Total liabilities and shareholders’ equity	$43,755	$42,579

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	18

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2022	2021	2020
Operating activities
Net earnings	$4,896	$7,005	$3,189
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,342	1,239	1,267
Mark-to-market pension and OPB (benefit) expense	(1,232)	(2,355)	1,034
Stock-based compensation	99	94	90
Deferred income taxes	(321)	603	210
Gain on sale of business	—	(1,980)	—
Net periodic pension and OPB income	(1,193)	(1,091)	(802)
Pension and OPB contributions	(136)	(141)	(887)
Changes in assets and liabilities:
Accounts receivable, net	(44)	(10)	(285)
Unbilled receivables, net	(646)	(414)	160
Inventoried costs, net	(205)	(52)	18
Prepaid expenses and other assets	2	66	(147)
Accounts payable and other liabilities	572	376	719
Income taxes payable, net	(279)	215	(238)
Other, net	46	12	(23)
Net cash provided by operating activities	2,901	3,567	4,305

Investing activities
Divestiture of IT services business	—	3,400	—
Capital expenditures	(1,435)	(1,415)	(1,420)
Proceeds from sale of equipment to a customer	155	84	205
Other, net	39	(11)	4
Net cash (used in) provided by investing activities	(1,241)	2,058	(1,211)

Financing activities
Net proceeds from issuance of long-term debt	—	—	2,239
Payments of long-term debt	—	(2,236)	(1,027)
Payments to credit facilities	—	—	(78)
Common stock repurchases	(1,504)	(3,705)	(490)
Cash dividends paid	(1,052)	(983)	(953)
Payments of employee taxes withheld from share-based awards	(50)	(34)	(66)
Other, net	(7)	(44)	(57)
Net cash used in financing activities	(2,613)	(7,002)	(432)
(Decrease) increase in cash and cash equivalents	(953)	(1,377)	2,662
Cash and cash equivalents, beginning of year	3,530	4,907	2,245
Cash and cash equivalents, end of year	$2,577	$3,530	$4,907

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	19

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
ORGANIC SALES1
(Unaudited)

	Year Ended December 31
	2022			2021
$ in millions	Sales	IT services sales	Organic sales[1]	Sales	IT services sales	Organic sales[1]	Organic sales[1] % change
Aeronautics Systems	$10,531	$—	$10,531	$11,259	$—	$11,259	(6)%
Defense Systems	5,579	—	5,579	5,776	(106)	5,670	(2)%
Mission Systems	10,396	—	10,396	10,134	(42)	10,092	3%
Space Systems	12,275	—	12,275	10,608	(16)	10,592	16%
Intersegment eliminations	(2,179)	—	(2,179)	(2,110)	2	(2,108)
Total	$36,602	$—	$36,602	$35,667	$(162)	$35,505	3%

1	Non-GAAP measure — see definitions at the end of this earnings release.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	20

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	December 31, 2022			December 31, 2021	% Change in 2022
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$8,458	$10,939	$19,397	$18,277	6%
Defense Systems	5,881	1,634	7,515	6,349	18%
Mission Systems	9,835	4,040	13,875	14,306	(3)%
Space Systems	8,317	29,639	37,956	37,114	2%
Total backlog	$32,491	$46,252	$78,743	$76,046	4%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	21

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2022	2021	2022	2021
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$(48)	$32	$(200)	$130
Non-operating FAS pension benefit	376	368	1,505	1,469
Total net FAS/CAS pension adjustment	328	400	1,305	1,599
MTM pension and OPB benefit	1,232	2,355	1,232	2,355
Total pension-related benefit	1,560	2,755	2,537	3,954
Tax effect[1]	(392)	(693)	(638)	(995)
After-tax impact	$1,168	$2,062	$1,899	$2,959
Weighted-average diluted shares outstanding, in millions	154.5	158.1	155.6	160.9
Per share impact	$7.56	$13.04	$12.20	$18.39

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(61)	$(63)	$(242)	$(254)
Tax effect[1]	15	16	61	64
After-tax impact	$(46)	$(47)	$(181)	$(190)
Weighted-average diluted shares outstanding, in millions	154.5	158.1	155.6	160.9
Per share impact	$(0.30)	$(0.30)	$(1.16)	$(1.18)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	22

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted net earnings: Net earnings excluding MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. MTM-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and EPS” table within the body of this release.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses. MTM-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and EPS” table within the body of this release.
Transaction-adjusted net earnings: Net earnings excluding impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of divestiture activity and pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of the IT services divestiture and MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. Transaction-adjusted net earnings is reconciled in the “Transaction-adjusted Net Earnings and EPS” table within the body of this release.
Transaction-adjusted EPS: Diluted earnings per share excluding the per share impacts related to the company’s IT services divestiture, including the gain on sale of the business, associated federal and state income tax expenses, transaction costs, and the make-whole premium for early debt redemption, as well as MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of the IT services divestiture and pension and OPB actuarial gains and losses. Transaction-adjusted EPS is reconciled in the “Transaction-adjusted Net Earnings and EPS” table within the body of this release.
Organic sales: Total sales excluding sales attributable to the company’s IT services divestiture. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding

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Northrop Grumman Reports Fourth Quarter and Full-Year 2022 Financial Results	23

of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity. Organic sales is reconciled in Schedule 4 of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Adjusted free cash flow: Net cash provided by or used in operating activities, less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
Transaction-adjusted free cash flow: Net cash provided by or used in operating activities less capital expenditures, plus proceeds from the sale of equipment to a customer (not otherwise included in net cash provided by or used in operating activities), the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture. Transaction-adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions and cash paid for federal and state taxes and transaction costs associated with the IT services divestiture for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use transaction-adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Transaction-adjusted free cash flow is reconciled in the “Consolidated Operating Results and Cash Flows” table within the body of this release.
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